Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

C&D TECHNOLOGIES, INC.

Offer to Exchange

relating to

All Outstanding 5.25% Convertible Senior Notes Due 2025 and

Offer to Exchange

relating to

All Outstanding 5.50% Convertible Senior Notes Due 2026

CUSIP Nos. 124661AA7, 124661AD1, 124661AB5 and 124661AC3

(the “Notes”)

for the shares of Common Stock

This form or one substantially equivalent hereto must be used by (i) registered holders of outstanding 5.25% Convertible Senior Notes due 2025 (the “2005 Notes”) who wish to tender their Notes in exchange for 3,962.18 shares of common stock, par value $0.01 per share (the “Common Stock”), of C&D Technologies, Inc. (the “Company”), and (ii) registered holders of outstanding 5.50% Convertible Senior Notes due 2026 (the “2006 Notes” and, together with the 2005 Notes, the “Notes”) who wish to tender their Notes in exchange for 3,959.91 shares of Common Stock, in each case, as adjusted for the amount of accrued and unpaid interest on such Notes as of the date of the consummation of the Exchange Offer (the “Exchange Consideration”) in exchange for each $1,000 principal amount of Notes validly tendered and accepted pursuant to the offer to exchange (“Exchange Offer”) described in the prospectus and disclosure statement for the solicitation of acceptances of the prepackaged plan of reorganization dated October 20, 2010 (as may be amended and supplemented from time to time) (the “Prospectus”) if the holder’s Notes are not immediately available or if such holder cannot deliver its Notes and letter of transmittal (the “Letter of Transmittal”) (and any other documents required by the Letter of Transmittal) to Epiq Bankruptcy Solutions LLC (the “Exchange Agent”) prior to 11:59 P.M., prevailing Eastern Time, on December 13, 2010, unless extended or earlier terminated by us (the “Expiration Date”) or if compliance with book entry transfer procedures cannot be effected on a timely basis.

The Exchange Consideration will be paid in full satisfaction of the principal amount of, and any accrued but unpaid interest through the consummation of the Exchange Offer on, the Notes so tendered and accepted. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Epiq Bankruptcy Solutions, LLC

By Overnight Courier, First Class Mail, Registered or Certified Mail or

By Hand:

Epiq Bankruptcy Solutions, LLC

757 Third Avenue, Third Floor

New York, NY 10017

Attn: C&D Technologies Processing

Telephone: (646) 282-2400

(if by mail, registered or certified recommended)

By Facsimile (for Eligible Institutions Only):	To Confirm by Telephone:

(646) 282-2501 Attn: C&D Technologies Processing	(646) 282-2400 Attn: C&D Technologies Processing

For Information:

(646) 282-2400

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Signature Guarantee.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged. The undersigned hereby elects to receive the Exchange Consideration.

The Company urges all holders of Notes to read the Prospectus, including those portions of the Prospectus that compare the rights, preferences, powers and privileges of the holders of Notes and holders of Common Stock.

The undersigned agrees that tenders of Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date as provided in the Prospectus. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF NOTES
DESCRIPTION OF 5.25% CONVERTIBLE SENIOR NOTES DUE 2025
Name(s) and Addresses of Registered Holder(s) (Please fill-in)	Certificate Number(s)	Principal Amount Tendered*

Total
DESCRIPTION OF 5.50% CONVERTIBLE SENIOR NOTES DUE 2026
Name(s) and Addresses of Registered Holder(s) (Please fill-in)	Certificate Number(s)	Principal Amount Tendered*

Total
* Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such Notes. See Instruction 2.

IMPORTANT: THIS NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED

BY THE EXCHANGE AGENT PRIOR TO 11:59 P.M., EASTERN TIME, ON THE

EXPIRATION DATE.

PLEASE SIGN HERE

X	, 2010
X	, 2010
X	, 2010
Signature(s) of Owner	Date

Area Code and Telephone Number:

If a holder is tendering any Notes, the above must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence of such fiduciary’s authority to so act.

Please print name(s) and address(es)

Name(s)
Capacity:
Address:

☐	The Depository Trust Company
(Check	if Notes will be tendered by book-entry transfer)

Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an “eligible guarantor institution” and member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
(Authorized signature)
Address:	Title:
Name:
(Please type or print)
(Zip Code)	Date:

Area Code and Telephone Number:

NOTE:	DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

PLACE MEDALLION GUARANTEE STAMP BELOW.

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